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                                                                   EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We consent to the use in this Registration Statement (File No. 333-33691) of Snyder Communications, Inc. on Pre-Effective Amendment No. 1 to Form S-1 of our report dated April 11, 1997 (relating to the consolidated financial statements of American List Corporation not presented separately herein) appearing in the Prospectuses, which are part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectuses.

                                          /s/ Grant Thornton LLP

Melville, New York

August 28, 1997